FOR IMMEDIATE RELEASE

OPAL Fuels Reports Second Quarter 2026 Results
WHITE PLAINS, N.Y. – (August 10, 2026) – OPAL Fuels (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL) today announced financial and operating results for the three and six months ended June 30, 2026.
"Second quarter financial results were solid and in line with our expectations with adjusted EBITDA growth of 40% percent over the second quarter of last year," said Adam Comora, Co-Chief Executive Officer of OPAL Fuels. "Contribution from 45Z production tax credits, growth in our FSS segment, and G&A cost savings drove financial results in a flat RIN price environment versus last year. These results keep us on track to meet our annual guidance.”
"We continue to pursue opportunities to drive increased production and EBITDA at our existing operating facilities, which require minimal capital investment. In addition, we are advancing the construction of new RNG facilities that will expand our production capacity as they come online," said Jonathan Maurer, Co-Chief Executive Officer of OPAL Fuels. “Longer term growth for OPAL Fuels is underpinned by the structural economic advantage of natural gas versus diesel. Our vertically integrated model allows us to capitalize on this opportunity.”

Financial Highlights

•Adjusted EBITDA(1) for the three and six months ended June 30, 2026, was $23.1 million and $39.8 million compared to $16.5 million and $36.6 million for the comparable periods last year an increase of 40% and 9% respectively.
•Revenue for the three and six months ended June 30, 2026, was $83.4 million and $156.8 million respectively, an increase of 4% and a decrease of (5)% compared to the same periods last year.
•Net (loss) income for the three and six months ended June 30, 2026 was $(4.1) million and $(9.7) million, compared to $7.6 million and $8.8 million in the same periods last year.
•Basic and diluted net (loss) income per share attributable to Class A common shareholders for the three and six months ended months ended June 30, 2026 were $(0.05) and $(0.14) compared to $0.03 and $0.02 in the comparable period last year.
•In April we entered into a $100 million Master Agreement establishing the key terms and conditions to monetize section 45Z Production Tax Credits.
•At June 30, 2026, RNG Pending Monetization totaled $16.3 million.
(1) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."
Operational Highlights
1

•RNG produced was 1.3 million and 2.4 million MMBtu for the three and six months ended June 30, 2026, an increase of 4% and 6% compared to the prior-year period.(2)
•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 39.0 and 78.0 million GGEs of transportation fuel for the three and six months ended June 30, 2026, a decrease of 4% and 4% compared to the prior-year periods. Of this amount, RNG dispensed as transportation fuel was 20.9 and 38.8 million GGEs, an increase of 1% and a decrease of 3% compared to the prior-year periods.
(2) Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners. Includes Sunoma and Biotown.
Guidance
•We maintain 2026 guidance. .
1

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
RNG Fuel	$23,821	$25,130	$45,459	$52,729
Fuel Station Services	53,064	47,026	97,630	97,704
Renewable Power	6,514	8,300	13,685	15,430
Total Revenue (1)	83,399	80,456	156,774	165,863

Cost of sales	58,929	57,044	$112,778	$115,681
Project development and startup costs	3,301	3,477	5,116	9,558
Other operating expenses (2)	24,180	20,762	46,734	43,393

Net (loss) income	(4,147)	7,559	(9,740)	8,843
Adjusted EBITDA (3)
RNG Fuel (4)	18,551	13,318	32,673	31,455
Fuel Station Services	12,484	10,900	21,724	21,428
Renewable Power	253	2,150	2,948	3,809
Corporate	(8,147)	(9,859)	(17,520)	(20,120)
Consolidated Adjusted EBITDA	$23,141	$16,509	$39,825	$36,572

RNG Fuel volume produced (Million MMBtus)	1.3	1.2	2.4	2.3
RNG Fuel volume sold (Million GGEs)	20.9	20.6	38.8	40.1
Total volume delivered (Million GGEs)	39.0	40.8	78.0	81.4
(1) Excludes revenues from equity method investments.
(2) Includes selling, general and administrative expenses, depreciation and amortization expenses, impairment and income from equity method investments. Please refer to the Statement of Operations at the end of the press release for additional information.
(3) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”
(4) In 2025 includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and incurred in 2025.

1

Results of Operations from equity method investments

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2026	2025	2026	2025
Revenue	$34,599	$31,757	$61,910	$54,274
Gross profit	6,657	11,567	9,901	14,382
Net income (loss)	1,737	8,549	(547)	6,283

OPAL's share of revenues from equity method investments	14,361	13,178	26,126	23,466
OPAL's share of gross profit from equity method investments	2,400	4,435	3,879	6,765
OPAL's share of net (loss) income from equity method investments⁽¹⁾	(597)	1,962	(2,354)	1,240

OPAL’s share of Adjusted EBITDA from equity method investments	$5,517	$6,082	$8,697	$9,497
(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1.72 million and $3.42 million of amortization expense related to basis differences for the three and six months ended June 30, 2026, and $1.70 million and $3.42 million for the three and six months ended June 30, 2025.

Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Landfill RNG Facility Capacity and Utilization
Design Capacity (Million MMBtus) (1)(3)	2.2	2.1	4.4	4.3
Volume of Inlet Gas (Million MMBtus) (2)	1.6	1.6	3.1	3.0
Inlet Design Capacity Utilization (%) (2)	75.2%	76.3%	73.5%	72.5%
RNG Fuel volume produced (Million MMBtus)(3)	1.2	1.1	2.4	2.2
Utilization of Inlet Gas (%) (4)	76.6%	75.0%	76.0%	75.8%
(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation. Excludes Sunoma and Biotown.
(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills. Excludes Sunoma and Biotown.
(3) Excludes Sunoma and Biotown
(4) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases). The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%. Excludes Sunoma and Biotown.

2

RNG Pending Monetization Summary

	Three Months Ended
(In thousands, except average realized sales prices)
	June 30, 2026
	RNG Fuel	Fuel Station Services	Total
Value of RNG awaiting credit generation using quarter end price (1)	$10,797	$4,214	$15,011

RIN Metrics
Beginning balance as of April 1, 2026	145	317	462
Add: Generated in current period	12,897	4,795	17,692
Less: Sales	(12,884)	(4,992)	(17,876)
Ending RIN credit balance (Available for sale) as of June 30, 2026	158	120	278
D3 price per RIN at quarter end	$2.68	$2.68
Value of RINs using quarter end price (1)	$423	$322	$745

LCFS Metrics
Beginning balance (net share) as of April 1, 2026	9	58	67
Add: Generated in current period	6	37	43
Less: Sales	(11)	(93)	(104)
Ending LCFS credit balance (Available for sale) as of June 30, 2026	4	2	6
LCFS credit price at quarter end	$100.00	$75.50
Value of LCFSs using quarter end price (1)	$400	$151	$551

Value of RECs using quarter end price			$17

Other Metrics

Average realized sales price during quarter - RIN			$2.50
Average realized sales price during quarter - LCFS			$75.55

Total Value of RNG Pending Monetization and Credits at quarter end	$11,620	$4,687	$16,324
(1) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership), including equity method investments, and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.
Liquidity
As of June 30, 2026, our liquidity was $162.3 million, consisting of $91.4 million of cash and cash equivalents, $19.3 million of unused capacity under the revolver, $51.6 million of undrawn preferred stock facility.
Capital Expenditures
During the six months ended June 30, 2026, OPAL Fuels invested $52.7 million across RNG projects in construction, OPAL Fuels owned fueling stations in construction and finance transformation as compared
3

to $33.4 million in the prior year. As part of OPAL Fuels' accounting policy, maintenance capital on existing facilities is expensed.
In addition, for the six months ended June 30, 2026, the Company's portion of capital expenditures in unconsolidated entities was $10.8 million compared to $12.7 million in the prior year. This represents our share of capital expenditures incurred by equity method investments.
Earnings Call
A webcast to review OPAL Fuels’ Second Quarter 2026 results is being held today, August 10, 2026 at 11:00AM EDT.
Materials to be discussed in the webcast will be available before the call on the Company's website.
Participants may access the call at https://edge.media-server.com/mmc/p/yubhgs6w
Investors can also listen to a webcast of the presentation on the Company’s Investor Relations website at https://opalfuels.gcs-web.com/news-events/events-presentations
_____________________

1

Glossary of terms
“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.
“GGE” refers to gasoline gallon equivalent. The conversion ratio is 1 MMBtu of natural gas equal to 7.74 GGE.
“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.
“MMBtu” refers to million British thermal units.
“RECs” refers to renewable energy credits.
“Renewable Power” refers to electricity generated from renewable sources.
“RIN” refers to Renewable Identification Numbers.
“RNG” refers to renewable natural gas.
“VIEs” refers to variable interest entities.

About OPAL Fuels
OPAL Fuels (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and Renewable Power. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to decarbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s naturally occurring methane and decarbonize the economy, please visit www.opalfuels.com.
# # #
Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company's future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements and Risk Factor Summary” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, and other filings the Company makes with the Securities and Exchange

Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.
Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Contact information
Investors
Todd Firestone
Vice President, Investor Relations and Corporate Development
(914) 705-4001
investors@opalfuels.com
Media
Harrison Feuer
Senior Director, Communications and Public Policy
(914) 721-3723
hfeuer@opalfuels.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2026	December 31, 2025
Assets(1)	(Unaudited)
Current assets:
Cash and cash equivalents	$91,363	$24,408
Accounts receivable, net of allowances of $1,040 and $469, respectively(2)	37,517	61,806
Restricted cash - current	915	1,210
Contract assets	6,638	8,276
Parts inventory	12,581	10,964
Prepaid expense and other current assets	14,335	16,018
Total current assets	163,349	122,682
Property, plant, and equipment, net	525,773	495,634
Investments in other entities	234,298	231,223
Net investment in sales-type lease	10,604	8,224
Restricted cash - non-current	2,914	2,700
Goodwill	54,608	54,608
Other long-term assets	48,698	44,398
Total assets	1,040,244	959,469
Liabilities and Stockholders' Equity (Deficit)(1)
Current liabilities:
Accounts payable(3)	13,107	19,004
Contract liabilities	3,052	6,296
Loan, current portion	18,882	15,062
Accrued expenses and other current liabilities	54,843	63,857
Total current liabilities	89,884	104,219
Loans, net of debt issuance costs	412,809	337,063
Other long-term liabilities	21,199	20,430
Total liabilities	523,892	461,712
Commitments and contingencies
Redeemable preferred non-controlling interests	158,400	130,000
Redeemable non-controlling interests	320,053	377,898
Stockholders' equity (deficit)
Class A common stock, $0.0001 par value, shares issued: 31,993,327 and 30,633,161 as of June 30, 2026 and December 31, 2025, respectively; shares outstanding: 30,357,544 and 28,997,378 as of June 30, 2026 and December 31, 2025, respectively	3	3
Class B common stock, $0.0001 par value, 121,500,000 issued and outstanding as of June 30, 2026 and December 31, 2025	12	12
Class C common stock, $0.0001 par value; none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Class D common stock, $0.0001 par value, 22,899,037 shares issued and outstanding as of June 30, 2026 and December 31, 2025	2	2
Retained earnings (accumulated deficit)	37,535	(1,307)
Accumulated other comprehensive income (loss)	416	(26)
Class A common stock in treasury, at cost; 1,635,783 as of June 30, 2026 and December 31, 2025	(11,614)	(11,614)
Total stockholders' equity (deficit) attributable to the Company	26,354	(12,930)
Non-redeemable non-controlling interests	11,545	2,789
Total stockholders' equity (deficit)	37,899	(10,141)
Total liabilities, redeemable preferred, redeemable non-controlling interests and stockholders' equity (deficit)	$1,040,244	$959,469
(1) Includes amounts related to consolidated VIEs, which are presented separately in the table below.
(2) Includes related‑party amounts of $1,016 and $13,318 as of June 30, 2026 and December 31, 2025, respectively.
(3) Includes related‑party amounts of $2,715 and $8,951 as of June 30, 2026 and December 31, 2025, respectively.

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
RNG fuel(1)	$23,821	$25,130	$45,459	$52,729
Fuel station services(2)	53,064	47,026	97,630	97,704
Renewable power(3)	6,514	8,300	13,685	15,430
Total revenues	83,399	80,456	156,774	165,863
Operating expenses:
Cost of sales - RNG fuel	12,282	11,414	25,111	23,567
Cost of sales - Fuel station services	40,362	38,731	75,752	78,453
Cost of sales - Renewable power	6,285	6,899	11,915	13,661
Project development and startup costs	3,301	3,477	5,116	9,558
Selling, general and administrative	14,274	17,460	29,458	33,427
Depreciation, amortization, and accretion	5,167	5,264	10,780	11,206
Impairment loss (4)	4,142	—	4,142	—
Loss (income) from equity method investments	597	(1,962)	2,354	(1,240)
Total operating expenses	86,410	81,283	164,628	168,632
Operating loss	(3,011)	(827)	(7,854)	(2,769)
Other expense
Interest and financing expense	(8,647)	(6,637)	(15,291)	(13,087)
Interest income	2,101	270	2,861	655
Other income, net	672	1,067	97	2,321
Total other expenses	(5,874)	(5,300)	(12,333)	(10,111)
Net loss before income tax benefit	(8,885)	(6,127)	(20,187)	(12,880)
Income tax benefit	4,738	13,686	10,447	21,723
Net (loss) income	(4,147)	7,559	(9,740)	8,843
Net (loss) income attributable to redeemable non-controlling interest	(7,136)	3,982	(19,703)	2,808
Net income attributable to non-redeemable non-controlling interest	137	160	219	236
Accretion of the redeemable preferred non-controlling interest to its redemption amount	4,353	2,617	13,887	5,234
Net (loss) income attributable to Class A common stockholders	$(1,501)	$800	$(4,143)	$565

(1) Includes revenues from related parties of $125 and $17,878 for the three months ended June 30, 2026 and 2025, respectively.
Includes revenues from related parties of $17,167 and $37,979 for the six months ended June 30, 2026 and 2025, respectively.
(2) Includes revenues from related parties of $3,251 and $12,826 for the three months ended June 30, 2026 and 2025, respectively.
Includes revenues from related parties of $16,358 and $29,429 for the six months ended June 30, 2026 and 2025, respectively.
(3) Includes revenues from related parties of $0 and $1,488 for the three months ended June 30, 2026 and 2025, respectively.
Includes revenues from related parties of $872 and $2,654 for the six months ended June 30, 2026 and 2025, respectively.
(4) Represents impairment charges recognized in the Renewable Power and Fuel Station Services segments, primarily related to assets no longer expected to be utilized following the repurposing of a renewable power facility to RNG operations during the three and six months ended June 30, 2026.

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(9,740)	$8,843
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization, and accretion	10,780	11,206
Stock-based compensation	4,115	3,956
Allowance for accounts receivable	571	2,454
Assets' impairment	4,142	—
(Loss) income from investments in other entities	2,354	(1,240)
Distributions from return on investments in other entities	669	2,620
Deferred income taxes	(10,630)	—
Other	1,224	(949)
Changes in operating assets and liabilities:
Accounts receivable(1)	23,718	(10,500)
Parts inventory	(1,617)	(2,710)
Prepaid expenses and other current and long-term assets	10,812	10,682
Accounts payable(2)	(4,950)	3,526
Accrued expenses and other current and non-current liabilities	(7,771)	(6,083)
Net cash provided by operating activities	23,677	21,805
Cash flows from investing activities:
Purchase of property, plant, and equipment	(52,680)	(33,409)
Distributions from return of investments in other entities	7,006	9,100
Cash paid, related to investments in other entities	(13,482)	(11,717)
Proceeds from disposal of property, plant and equipment	700	—
Net cash used in investing activities	(58,456)	(36,026)
Cash flows from financing activities:
Proceeds from loans	128,382	40,000
Repayment of loans	(49,542)	(15,863)
Proceeds from redeemable preferred non-controlling interest and warrants issuance, net of issuance costs	124,558	—
Redemption of redeemable preferred non‑controlling interest	(100,000)	—
Financing costs paid to other third parties	(947)	(1,250)
Proceeds from issuance of shares of Class A common stock under the ATM program, net	—	58
Repayment of principal portion of finance lease liabilities	(678)	(707)
Payment of preferred dividends	(7,285)	(5,234)
Distribution to non-redeemable non-controlling interest	(65)	(110)
Cash paid for taxes related to net share settlement of equity awards	(1,372)	(387)
Capital contribution from non-redeemable non-controlling interests	8,602	1,991
Net cash provided by financing activities	101,653	18,498
Net increase in cash, restricted cash, and cash equivalents	66,874	4,277
Cash, restricted cash, and cash equivalents, beginning of period	28,318	29,228
Cash, restricted cash, and cash equivalents, end of period	$95,192	$33,505
(1) Includes decrease (increase) from related parties of $12,302 and $(10,974) for the six months ended June 30, 2026 and 2025, respectively
(2) Includes (decrease) increase from related parties of $(6,236) and $356 for the six months ended June 30, 2026 and 2025, respectively

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide, give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Adjusted EBITDA
To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls Adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP financial measure adjusts net income for interest and financing expense, net, net income attributable to non-redeemable non-controlling interests, depreciation, amortization and accretion, adjustments to reflect Adjusted EBITDA from equity method investments, fair value changes and non-recurring charges, Stock-based compensation, major maintenance, RNG development costs, 45z generation and ITC proceeds, net.
Management believes this non-GAAP financial measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

The following table presents the reconciliation of our net income to Adjusted EBITDA:
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA
For the Three and Six Months Ended June 30, 2026
(In thousands of dollars)

	Three Months Ended June 30, 2026					Six Months Ended June 30, 2026
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net (loss) income (1)	$(684)	$11,359	$(4,934)	$(9,888)	$(4,147)	$(1,639)	$19,473	$(4,623)	$(22,951)	$(9,740)

Adjustments to reconcile net (loss) income to Adjusted EBITDA
Interest and financing expense, net	7,597	(1,028)	(24)	—	6,545	13,932	(1,460)	(43)	—	12,429
Net income attributable to non-redeemable non-controlling interests	(137)	—	—	—	(137)	(219)	—	—	—	(219)
Depreciation, amortization and accretion	3,143	1,606	418	—	5,167	6,236	3,164	1,380	—	10,780
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	6,114	—	—	—	6,114	11,051	—	—	—	11,051
Impairment, fair value changes and certain financing and ITC-related charges	139	547	3,595	(320)	3,961	444	547	3,595	1,316	5,902
Stock-based compensation	—	—	—	2,061	2,061	—	—	—	4,115	4,115
RNG development costs (3)	2,769	—	—	—	2,769	3,891	—	—	—	3,891
Major maintenance	223	—	1,199	—	1,422	376	—	2,639	—	3,015
45Z (4)	4,126	—	—	—	4,126	9,048	—	—	—	9,048
Tax benefit, net	(4,738)	—	—	—	(4,738)	(10,447)	—	—	—	(10,447)
Adjusted EBITDA	$18,552	$12,484	$254	$(8,147)	$23,143	$32,673	$21,724	$2,948	$(17,520)	$39,825
(1) Net (loss) income by segment is included in our quarterly report on Form 10-Q.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Includes development costs on our Central Valley and Prince William facilities.
(4) 45Z production tax credits are recorded within tax benefit on the condensed consolidated statements of operations for the three and six months ended June 30, 2026 net of costs.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
For the Three and Six Months Ended June 30, 2025
(In thousands of dollars)

	Three Months Ended June 30, 2025					Six Months Ended June 30, 2025
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$12,813	$7,296	$(698)	$(11,852)	$7,559	$19,270	$16,007	$(2,161)	$(24,273)	$8,843

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	6,387	(7)	(13)	—	6,367	12,404	56	(28)	—	12,432
Net income attributable to non-redeemable non-controlling interests	(160)	—	—	—	(160)	(236)	—	—	—	(236)
Depreciation, amortization and accretion	2,995	1,317	952	—	5,264	5,954	3,351	1,901	—	11,206
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	4,120	—	—	—	4,120	8,257	—	—	—	8,257
Fair value changes and non-recurring charges (3)	(2,106)	2,294	—	(212)	(23)	(595)	2,014	—	197	1,616
Stock-based compensation	—	—	—	2,205	2,204	—	—	—	3,956	3,956
RNG development costs (4)	2,690	—	—	—	2,690	7,859	—	—	—	7,859
Major maintenance	—	—	1,909	—	1,909	—	—	4,097	—	4,097
Tax benefit, net	(13,421)	—	—	—	(13,421)	(21,458)	—	—	—	(21,458)
Adjusted EBITDA	$13,318	$10,900	$2,150	$(9,859)	$16,509	$31,455	$21,428	$3,809	$(20,120)	$36,572
(1) Net income (loss) by segment is included in our quarterly report on Form 10-Q.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Includes changes in the fair value, ITC costs and one-time, non-recurring charges
(4) Includes virtual pipeline costs on our Prince William and Polk facilities. These are temporary additional transportation costs incurred until a permanent pipeline solution is completed. Also includes RNG development costs which are lease costs related to Central Valley litigation.

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